UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 16, 2003

Date of Report (Date of Earliest Reported Event)

GENETRONICS BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29608	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California, 92121-1334
(Address of principal executive offices)

(858) 597-6006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

ITEM 5.  Other Events.

On July 16, 2003, we closed a private offering to institutional and accredited investors and raised $15.67 million in gross proceeds (assuming no exercise of warrants) through the sale of 817 shares of Series A Cumulative Convertible Preferred Stock, $0.001 par value per share, and 750 shares of Series B Preferred Stock, $0.001 par value per share, which collectively are convertible into 24,330,953 shares of our common stock, and warrants to purchase another 9,732,382 shares of our common stock.

The Series A Preferred Stock is convertible at any time at the holders’ option into our common stock at a conversion price of $0.60 per share, subject to adjustment.  The Series B Preferred Stock is convertible at any time at the holder’s option into our common stock at a conversion price of $0.70 per share, subject to adjustment.  Under certain circumstances, each of the Series A Preferred Stock and Series B Preferred Stock may be converted at our option beginning July 16, 2004.  The shares of Series A Preferred Stock and Series B Preferred Stock have equal voting rights on an as-converted basis as the shares of our common stock.  Furthermore, certain actions by us require the consent of the holders of shares of Series A Preferred Stock or Series B Preferred Stock.  Except under certain circumstances, the number of shares of our common stock that may be acquired upon conversion of Series A Preferred Stock and Series B Preferred Stock, and the number of shares of Series A Preferred Stock and Series B Preferred Stock that shall be entitled to vote on an as-converted basis, shall be limited to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes) the number of shares of our common stock beneficially owned by such holder does not exceed 4.95% of the total number of shares of our then outstanding common stock.  Dividends on each of the Series A Preferred Stock and the Series B Preferred Stock will accrue and are payable quarterly for a period of three years beginning on the date of issuance.  The dividend rate on each series of Preferred Stock is 6% per annum of the liquidation preference of $10,000 per share, subject to adjustment.  Dividends may be paid in cash or, under certain circumstances, shares of our common stock.  Each holder of Series A Preferred Stock and/or Series B Preferred Stock has the right to participate in an offering by us of any equity-related securities.  The Series A Preferred Stock and Series B Preferred Stock is redeemable, under certain circumstances, in an amount equal to the greater of $10,000 per share, plus accumulated and unpaid dividends, or the total number of shares of common stock into which such Preferred Stock is convertible multiplied by the current market price (as defined in the applicable Certificate of Designation).

The purchasers of the Series A Preferred Stock and Series B Preferred Stock were issued five-year warrants to purchase another 9,732,382 shares of our common stock at an exercise price of $0.75 per share, subject to adjustment for stock dividends, stock distributions, subdivisions and combinations.  Except under certain circumstances, the number of shares of our common stock that may be acquired upon exercise of the warrants shall be limited to the extent necessary to ensure that, following such exercise the number of shares of our common stock beneficially owned by such holder does not exceed 4.95% of the total number of shares of our then outstanding common stock.  The placement agents utilized in connection with the private offering were issued five-year warrants to purchase 1,944,428 shares of our common stock, having identical terms as the warrants issued to the purchasers, except that these warrants have an exercise price between $0.60 and $0.75 per share, subject to adjustment for stock dividends, stock distributions, subdivisions and combinations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENETRONICS BIOMEDICAL CORPORATION

DATED: December 18, 2003	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer